Exhibit (g)(14)













                           UNITED STATES DISTRICT COURT

                                DISTRICT OF NEVADA

                                     *  *  *

         HILTON HOTELS CORPORATION and   )
         HLT CORPORATION,                )
                                         )
                        Plaintiffs,      )    CV-S-97-095-PMP (RLH)
                                         )
         v.                              )
                                         )            O R D E R
         ITT CORPORATION,                )            _________
                                         )
                        Defendant.       )
         ________________________________)


                   Before the Court for consideration is Defendant/

         Counterclaimant ITT's Motion for a Permanent (or a Preliminary)

         Injunction Requiring Hilton to Discharge Latham & Watkins as

         Counsel (#13B) filed February 13, 1997.  ITT supplemented its

         Motion (#15) on February 14, 1997.

                   On February 28, 1997, the law firm of Latham &

         Watkins filed an Application for Special Appearance in Connec-

         tion with Latham & Watkins' Response to ITT's Motion Requiring

         Hilton to Discharge Latham & Watkins as Counsel (#39).  Also

         filed on that date was Latham & Watkins' Request for Judicial

         Notice of Public Securities Filings in Connection with Latham &

         Watkins' Response Requiring Hilton to Discharge Latham &

         Watkins as Counsel (#40), Latham & Watkins' Response to ITT's






         Motion Requiring Hilton to Discharge Latham & Watkins as Coun-

         sel (#41), Latham and Watkins' Objections to, and Motion to

         Strike, the Affidavit of Theodore J. Fischkin (#42), the Decla-

         ration of Joseph J. Wheeler (#43), and a Courtesy Copy of Bar

         Opinions and Out of State Rules of Professional Conduct (#44).

         Additionally, Plaintiffs Hilton Hotels Corporation and HLT Cor-

         poration filed a Memorandum in Opposition to ITT's Motion for a

         Permanent (or a Preliminary) Injunction Requiring Hilton to

         Discharge Latham & Watkins as Counsel (#47) on February 28,

         1997.

                   On March 11, 1997, Defendant/Counterclaimant ITT Cor-

         poration filed a Reply Memorandum in Support of its Motion for a Permanent or a Preliminary Injunction Requiring Hilton Corpo-

         ration to Discharge Latham & Watkins as Counsel (under seal),

         an Opposition to Latham & Watkins' Objections to and Motion to

         Strike the Affidavit of Theodore J. Fischkin (#53), and an

         Opposition to Latham & Watkins' Application for Special Appear-

         ance (#54).*

                   Latham & Watkins has not entered an appearance as

         counsel of record on behalf of Hilton in these proceedings.

         Having read and considered the Motions and Affidavits submitted

         ______________________

         *    The Reply Memorandum of ITT Corporation was submitted to

         the Clerk of Court under seal.  However, additional copies of

         ITT's Reply were submitted to the Clerk's Office in an unsealed condition and were routinely, albeit mistakenly, placed in the

         Clerk's Office "lodge box" for public examination.  The Court is uncertain whether ITT's Reply Memorandum was viewed by any member of the public, and all copies of ITT's Reply have now been sealed by the Court.






         above, the Court finds that ITT has failed to present evidence of an ethical violation by Latham & Watkins or a basis for en-

         joining Hilton from utilizing the services of Latham & Watkins in connection with the instant litigation.  Under the circum-

         stances, ITT's Motion for Preliminary or Permanent Injunctive

         relief must be denied.

                   IT IS THEREFORE ORDERED that ITT's Motion for a Per-

         manent (or a Preliminary) Injunction Requiring Hilton to Dis-

         charge Latham & Watkins as Counsel (#13B and #15) is denied.

                   IT IS FURTHER ORDERED that Application for Special

         Appearance in Connection with Latham & Watkins' Response to

         ITT's Motion Requiring Hilton to Discharge Latham & Watkins as

         Counsel (#39) is granted.

                   IT IS FURTHER ORDERED that Latham & Watkins' Request

         for Judicial Notice of Public Securities Filings in Connection

         with Latham & Watkins' Response Requiring Hilton to Discharge

         Latham & Watkins as Counsel (#40) is granted.

                   IT IS FURTHER ORDERED that Latham & Watkins' Objec-

         tions to, and Motion to Strike, the Affidavit of Theodore J.

         Fischkin (#42) is denied.





















                   IT IS FURTHER ORDERED that Defendant/Counterclaimant

         ITT's Reply Memorandum shall be retained by the Clerk of Court in a sealed condition.



         DATED:  March 12, 1997



                                       /s/ Philip M. Pro
                                       PHILIP M. PRO
                                       United States District Judge







































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